UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2026

FTAI INFRASTRUCTURE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41370	87-4407005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 45th Floor
New York, New York
10105
(Address of Principal Executive Offices)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On September 27, 2026, Drub LLC (“Buyer”), a Delaware limited liability company and an indirect subsidiary of FTAI Infrastructure Inc. (the “Company”), entered into a Membership Interest Purchase Agreement (the “Agreement”) with DRUbit Holdings LLC, a Delaware limited liability company (“Seller”), DRUbit LLC, a Delaware limited liability company (“DRUbit”), US Development Group LLC, a Delaware limited liability company (“USDG”), and, solely for limited purposes set forth therein, FTAI Energy Partners LLC, a Delaware limited liability company (“Buyer Parent”), pursuant to which, among other things, Buyer will purchase all of the issued and outstanding membership interests of DRUbit (the “Interests”) from Seller for a purchase price based on an enterprise value of $255 million, subject to certain customary adjustments for cash, indebtedness, net working capital and transaction expenses as set forth in the Agreement (the “Transaction”). Capitalized terms used and not otherwise defined herein have the meaning set forth in the Agreement, which is filed as Exhibit 10.1 hereto.

The Agreement contains customary representations, warranties, and covenants by the parties, including, among others, covenants: (1) by Seller regarding the conduct of DRUbit’s business during the period between the execution of the Agreement and closing of the Transaction; (2) by Buyer and Seller to obtain the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (3) by Buyer to obtain, and by Seller and DRUbit to cooperate in, the financing contemplated by the Agreement as discussed in more detail below; and (4) by Buyer and Seller regarding the efforts of the parties to cause the Transaction to be completed. In connection with its entry into the Agreement, Buyer has obtained and conditionally bound a buyer-side representations and warranty insurance policy (the “R&W Insurance Policy”) to cover certain losses arising out of a breach of the representations and warranties of Seller contained in the Agreement. The R&W Insurance Policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions.

The consummation of the Transaction is subject to certain customary closing conditions, including, among others: (1) the absence of any law or order enjoining, restraining, preventing or otherwise prohibiting the consummation of the Transaction; (2) the expiration or termination of the applicable waiting period under the HSR Act; (3) the accuracy of each party’s representations and warranties contained in the Agreement (subject to certain materiality qualifiers); (4) each party’s performance and compliance in all material respects with their respective covenants and agreements under the Agreement; (5) the absence of a Material Adverse Effect (as defined in the Agreement); and (6) the absence of default under the indebtedness of DRUbit that is being assumed as part of the transactions.

The Agreement is terminable at any time prior to closing by mutual written consent of the parties and in the following circumstances: (1) by either party if the closing has not occurred by the date that is five months after the execution date; (2) by either party if any governmental authority has enacted any law or order which has become final and non-appealable that enjoins or prohibits consummation of the Transaction; (3) by either party if the other party is in material breach of a representation, warranty or covenant that results in the failure of a closing condition, subject to customary conditions and cure rights; (4) by either party in the event of certain significant casualty events; and (5) by Seller if all closing conditions have been satisfied and Buyer fails to consummate the closing following delivery of notice and a three business day cure period.

Under the Agreement, it is currently contemplated that DRUbit’s existing term debt (the “Assumed Debt”) will remain outstanding following closing, unless Buyer requests for it to be repaid in full prior to the closing, and the purchase price will be reduced by the outstanding amount owed under the Assumed Debt as of the closing. The Assumed Debt had a current principal balance of approximately $190 million as of September 27, 2026.  In connection with its entry into the Agreement, Buyer entered into a debt commitment letter, dated as of September 27, 2026, with Barclays Bank PLC, which provides for a commitment by Barclays Bank PLC, subject to conditions customary for transactions of this type, to provide a loan of $72 million to fund the remaining portion of the purchase price to be paid by Buyer.

Upon termination of the Agreement under specified circumstances where Buyer is in breach of its obligations (including termination by Seller in the event of Buyer’s breach or failure to close), Buyer would be required to pay Seller a termination fee of $15,300,000.  Concurrently with the execution of the Agreement, Buyer Parent delivered to Seller a limited guarantee in favor of Seller guaranteeing, on the terms and subject to the conditions set forth therein, the payment of Buyer’s obligation to pay a termination fee if and when payable pursuant to the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement has been filed as an exhibit to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about Buyer, DRUbit or Seller. The representations, warranties and covenants in the Agreement were made only for the purpose of the Agreement and solely for the benefit of the parties to the Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in any schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Buyer, DRUbit or Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On September 28, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 is being furnished under Item 7.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (1) conditions to the closing of the proposed transaction may not be satisfied; (2) the timing of completion of the proposed transaction is uncertain; (3) events, changes or other circumstances could occur that could give rise to the termination of the proposed transaction; (4) the Company’s ability to integrate DRUbit with its existing assets and operations and to realize anticipated cost savings and other efficiencies and benefits; (5) risks related to disruption of management’s attention from the ongoing business operations of the Company due to the proposed transaction; (6) loss of key employees or customers following the acquisition; and (7) estimated synergies between DRUbit and Buyer Parent as well as estimated purchase price accounting impacts, being estimated and materially different from actual results. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Membership Interest Purchase Agreement, dated as of September 27, 2026, by and among Drub LLC, DRUbit LLC, DRUbit Holdings LLC, US Development Group LLC and FTAI Energy Partners LLC.
99.1	Press Release, dated September 28, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)
* The registrant has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2026

FTAI Infrastructure Inc.

	By:	/s/ Kenneth J. Nicholson
	Name:	Kenneth J. Nicholson
	Title:	Chief Executive Officer and President